UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: May 4, 2009

(Date of earliest event reported): May 1, 2009

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1735 Market Street, Suite LL, Philadelphia, PA	19103-7583
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Christopher W. Keene, Vice President, Business Development of Sunoco Partners LLC (“the Company”), general partner of Sunoco Logistics Partners L.P. (the “Partnership”), will leave his position effective as of May 14, 2009 to pursue other opportunities. Mr. Keene’s departure did not result from any disagreement with the Company or the Partnership on any matter relating to either entity’s operations, policies or practices.

In connection with his departure, the special unit award granted to Mr. Keene on January 26, 2007 pursuant to the Company’s Long-Term Incentive Plan (further described in the Partnership’s Form 10-K for the year ended December 31, 2008 and filed on February 24, 2009) will vest at a payout percentage of 100% and will become payable on May 28, 2009, together with all applicable distribution equivalent rights.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS LP.

By:	Sunoco Partners LLC, its General Partner

	By:	/s/ BRUCE D. DAVIS, JR.
Bruce D. Davis, Jr.
Vice President, General Counsel and Secretary

May 4, 2009

Philadelphia, PA